Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this annual report on Form 10-K of Cellegy Pharmaceuticals, Inc. (the "Company") for the period ended December 31, 2003, as filed with the United States Securities and Exchange Commission on the date hereof (the "Report"), K. Michael Forrest, as President and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         i. The Report fully complied with the requirements of sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         ii. The information contained in the Report fairly presents, in all material respects, the financial Condition and results of operations of the Company:


                                        By: /s/ K. Michael Forrest
                                            ------------------------------------
                                            K. Michael Forrest
                                            President and Chief Executive
                                            Officer Date: April 6, 2004